As filed with the Securities and Exchange Commission on December 11, 2013

Registration No. 333-192755

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1

to

Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Cleveland BioLabs, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0077155 (IRS Employer Identification Number)

73 High Street
Buffalo, New York 14203
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yakov Kogan
Chief Executive Officer
Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203
(716) 849-6810

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Marc Recht, Esq. Cooley LLP 500 Boylston Street Boston, Massachusetts 02111 Telephone: (617) 937-2300 Telecopy: (617) 937-2400	Leah Brownlee, Esq. Vice President - Compliance and Operations and Corporate Secretary Cleveland BioLabs, Inc. 73 High Street Buffalo, New York 14203 Telephone: (716) 849-6810 Telecopy: (716) 849-6820

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Cleveland BioLabs, Inc. is filing this pre-effective amendment to the Registration Statement on Form S-3 (File No. 333-192755) (the “Registration Statement”) as an exhibit-only filing to include Exhibit 4.1.  Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II, the Exhibit Index, the signature page and Exhibit 4.1 filed herewith. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits.

Exhibit Number	Description
1.1	The form of equity underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
3.1
Restated Certificate of Incorporation filed with the Secretary of State of Delaware on March 18, 2010 (Incorporated by reference to Form 10-K for the year ended December 31, 2009, filed on March 22, 2010).

3.2	Second Amended and Restated By-Laws (Incorporated by reference to Form 8-K filed on December 5, 2007).
3.3
Certificate of Amendment of Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on June 20, 2013 (Incorporated by reference to Form 10-Q for the period ended June 30, 2013, filed on August 9, 2013).

4.1	Form of Common Stock Warrant Agreement and Warrant Certificate.
5.1	Opinion of Cooley LLP.*
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of Meaden & Moore, Ltd. (Independent Registered Public Accounting Firm).*
23.2	Consent of Cooley LLP (Included in Exhibit 5.1).*
24.1	Power of Attorney (Included on signature page).*

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 11, 2013.

CLEVELAND BIOLABS, INC.

By:	/s/ YAKOV KOGAN

Name:	Yakov Kogan
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David C. Hohn	Chairman of the Board	December 11, 2013
/s/ YAKOV KOGAN Yakov Kogan	Director and Chief Executive Officer (principal executive officer)	December 11, 2013
* C. Neil Lyons	Chief Financial Officer (principal financial officer and principal accounting officer)	December 11, 2013
* Andrei Gudkov	Director, Chief Scientific Officer	December 11, 2013

* James J. Antal	Director	December 11, 2013
* Julia R. Brown	Director	December 11, 2013
* Paul E. DiCorleto	Director	December 11, 2013

* Anthony J. Principi	Director	December 11, 2013

* Randy S. Saluck	Director	December 11, 2013

* By:	/s/ Yakov Kogan
Yakov Kogan
As Power of Attorney

EXHIBIT INDEX

Exhibit Number	Description
1.1	The form of equity underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
3.1
Restated Certificate of Incorporation filed with the Secretary of State of Delaware on March 18, 2010 (Incorporated by reference to Form 10-K for the year ended December 31, 2009, filed on March 22, 2010).

3.2	Second Amended and Restated By-Laws (Incorporated by reference to Form 8-K filed on December 5, 2007).
3.3
Certificate of Amendment of Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on June 20, 2013 (Incorporated by reference to Form 10-Q for the period ended June 30, 2013, filed on August 9, 2013).

4.1	Form of Common Stock Warrant Agreement and Warrant Certificate.
5.1	Opinion of Cooley LLP.*
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of Meaden & Moore, Ltd. (Independent Registered Public Accounting Firm).*
23.2	Consent of Cooley LLP (Included in Exhibit 5.1).*
24.1	Power of Attorney (Included on signature page).*

* Previously filed.